                                                                                                                       EXHIBIT 12.8
                                                                                                                             Page 1




                                                   PENNSYLVANIA ELECTRIC COMPANY

                                          CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                Year Ended December 31,
                                                           -------------------------------     Jan. 1-       Nov. 7     Year Ended
                                                              1998       1999       2000    Nov. 6, 2001 Dec. 31, 2001 Dec. 31, 2002
                                                           ---------   ---------  --------  ------------ ------------- -------------
                                                                                       (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items...................     $ 58,590   $152,491   $ 39,250     $23,718    |  $10,795     $ 50,910
   Interest and other charges, before reduction                                                           |
     for amounts capitalized...........................       65,114     45,149     48,544      40,998    |    7,052       42,373
   Provision for income taxes..........................       42,537     54,383     29,754      19,402    |    8,231       34,248
   Interest element of rentals charged to income (a)...        4,970      4,306      3,020         891    |      311        1,849
                                                            --------   --------   --------     -------    |  -------     --------
     Earnings as defined...............................     $171,211   $256,329   $120,568     $85,009    |  $26,389     $129,380
                                                            ========   ========   ========     =======    |  =======     ========
                                                                                                          |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                               |
   Interest on long-term debt..........................     $ 47,729   $ 31,837   $ 29,964     $28,751    |  $ 3,972     $ 31,758
   Other interest expense..............................        8,197      4,359     11,546       6,008    |    1,979        3,061
   Subsidiary's preferred stock dividend requirements..        9,188      8,953      7,034       6,239    |    1,101        7,554
   Interest element of rentals charged to income (a)...        4,970      4,306      3,020         891    |      311        1,849
                                                            --------   --------   --------     -------    |  -------     --------
     Fixed charges as defined..........................     $ 70,084   $ 49,455   $ 51,564     $41,889    |  $ 7,363     $ 44,222
                                                            ========   ========   ========     =======    |  =======     ========
                                                                                                          |
CONSOLIDATED RATIO OF EARNINGS TO FIXED                                                                   |
   CHARGES.............................................         2.44       5.18       2.34        2.03    |      3.58        2.93
                                                                ====       ====       ====        ====    |      ====        ====


-------------------------


(a)  Includes the interest  element of rentals where  determinable  plus 1/3 of rental expense where no readily  defined  interest element can be determined.




                                                                                                                       EXHIBIT 12.8
                                                                                                                             Page 2


                                                                 PENNSYLVANIA ELECTRIC COMPANY

                                                     CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
                                                 PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                                Year Ended December 31,
                                                           -------------------------------     Jan. 1-       Nov. 7     Year Ended
                                                              1998       1999       2000    Nov. 6, 2001 Dec. 31, 2001 Dec. 31, 2002
                                                           ---------   ---------  --------  ------------ ------------- -------------
                                                                                       (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items....................   $ 58,590    $152,491   $ 39,250     $23,718   |  $10,795      $ 50,910
   Interest and other charges, before reduction                                                          |
     for amounts capitalized............................     65,114      45,149     48,544      40,998   |    7,052        42,373
   Provision for income taxes...........................     42,537      54,383     29,754      19,402   |    8,231        34,248
   Interest element of rentals charged to income (a)....      4,970       4,306      3,020         891   |      311         1,849
                                                           --------    --------   --------     -------   |  -------      --------
     Earnings as defined................................   $171,211    $256,329   $120,568     $85,009   |  $26,389      $129,380
                                                           ========    ========   ========     =======   |  =======      ========
                                                                                                         |
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS                                                          |
   PREFERRED STOCK DIVIDEND REQUIREMENTS                                                                 |
     (PRE-INCOME TAX BASIS):                                                                             |
   Interest on long-term debt...........................   $ 47,729   $  31,837   $ 29,964     $28,751   |  $ 3,972      $ 31,758
   Other interest expense...............................      8,197       4,359     11,546       6,008   |    1,979         3,061
   Preferred stock dividend requirements................      9,883       9,107      7,034       6,239   |    1,101         7,554
   Adjustments to preferred stock dividends to                                                           |
     state on a pre-income tax basis....................        505          55         --          --   |       --            --
   Interest element of rentals charged to income (a)....      4,970       4,306      3,020         891   |      311         1,849
                                                           --------    --------   --------     -------   |  -------      --------
     Fixed charges as defined plus preferred stock                                                       |
       dividend requirements (pre-income tax basis).....   $ 71,284    $ 49,664   $ 51,564     $41,889   |  $ 7,363      $ 44,222
                                                           ========    ========   ========     =======   |  =======      ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                                                          |
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS                                                            |
     (PRE-INCOME TAX BASIS).............................       2.40        5.16       2.34        2.03   |     3.58          2.93
                                                               ====        ====       ====        ====   |     ====          ====


-------------------------


(a)  Includes the interest  element of rentals where  determinable  plus 1/3 of rental expense where no readily  defined  interest element can be determined.

